EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Don R. Madison, CFO Powell Industries, Inc. 713-947-4422 Ken Dennard / ksdennard@drg-e.com Karen Roan / kcroan@drg-e.com DRG&E 713-529-6600

POWELL INDUSTRIES SELECTS NEW AUDIT FIRM;
ANNOUNCES FISCAL 2004 SECOND QUARTER EARNINGS RELEASE
AND CONFERENCE CALL SCHEDULE

HOUSTON – MAY 13, 2004 – Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the control, distribution and management of electrical and other dynamic processes, today announced that its audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as the company’s independent accountants for 2004.

         Prior to the selection of PricewaterhouseCoopers, Deloitte & Touche LLP had served as the company’s independent accountants. There were no disagreements between Powell Industries and Deloitte & Touche on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.

         Additionally, the company plans to release fiscal 2004 second quarter results on Thursday, June 3, 2004 at 6:00 a.m. eastern time. In conjunction with the release, Powell Industries has scheduled a conference call, which will be broadcast live over the Internet, for Thursday, June 3, 2004 at 11:00 a.m. eastern time.

What:	Powell Industries Second Quarter Earnings Conference Call
When:	Thursday, June 3, 2004 – 11:00 a.m. eastern time
How:	Live via phone by dialing 303-262-2211 and asking for the Powell Industries call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address below
Where:	http://www.powellind.com

         A telephonic replay of the conference call will be available through June 10, 2004 and may be accessed by calling 303-590-3000 using passcode 580254. A web cast archive will also be available at www.powellind.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email dmw@drg-e.com.

         Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.